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                   EXHIBIT 23--CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-19891) pertaining to the United Insurance Companies, Inc. Employee Stock Ownership Plan of UICI, in the Registration Statement (Form S-3 No. 333-02043) of United Insurance Companies, Inc. and related Prospectus, in the Registration Statement (Form S-3 No. 333-23899) pertaining to the UICI and Amli Realty Company stock exchange agreement and related Prospectus, the Registration Statement (Form S-3 No. 333-42937) pertaining to the UICI and ELA Corp. agreement and related Prospectus, and in the Registration Statement (Form S-8 No. 333-85113) pertaining to the UICI 1998 Employee Stock Option Plan and UICI 1998 Agents Stock Option Plan and related Prospectus of our report dated April 4, 2000, with respect to the consolidated financial statements and schedules of UICI and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 1999.




                                                 ERNST & YOUNG LLP


Dallas, Texas
April 4, 2000